Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "COMANCHE CLEAN ENERGY, LLC", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D. 2006, AT 2:31 O'CLOCK P.M.

REPÚBLICA FEDERATIVA DO BRASIL 00003085
Consulado Geral em Nova York

Reconheço verdadeira, por semelhança, a assinatura, neste documento, de HARRIET SMITH WINDSOR, Secretária de Estado do estado de DELAWARE, Estados Unidos da América. E, para constar onde convier, mandei passar o presente, que assinei e fiz selar com o Selo deste Consulado. Dispensada a legalização da assinatura de autoridade consular, de acordo com o artigo 2º do Decreto Nº 84.451, de 31/01/1980. A legalização deste documento não implica aceitação ou aprovação de seu conteúdo.

SELO CONSULAR
20 REAIS

Nova York, 27 de junho de 2006

Evaldo Freire
Cônsul Adjunto

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

4175791

060593777

AUTHENTICATION: 4841389

DATE: 06-20-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:00 PM 06/15/2006
FILED 02:31 PM 06/15/2006
SRV 060579375 - 4175791 FILE

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

- **First:** The name of the limited liability company is Comanche Clean Energy, LLC.
- **Second:** The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808.
  The name of its Registered agent at such address is Corporation Service Company.
- **Third:** *(Use this paragraph only if the company is to have a specific effective date of dissolution.)* "The latest date on which the limited liability company is to dissolve is ________."
- **Fourth:** *(Insert any other matters the members determine to include herein.)*

In Witness Whereof, the undersigned have executed this Certificate of Formation of Comanche Clean Energy, LLC this 15th day of June, 20 06.

BY: /s Thomas G. Cauchois
Authorized Person(s)

NAME: Thomas G. Cauchois
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